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                                                               Exhibit (h)(5)(i)

                      AMENDMENT TO ADMINISTRATION AGREEMENT

                                ING EQUITY TRUST

     This Amendment, effective as of November 10, 2004, amends the Administration Agreement (the "Agreement") dated the 23rd day of September 2002, between ING Funds Services, LLC, a Delaware limited liability company (the "Administrator") and ING Equity Trust, a Massachusetts business trust (the "Trust").

                                   WITNESSETH

     WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of November 10, 2004.

     NOW, THEREFORE, the parties agree as follows:

     1. The second paragraph of Section 6 is hereby deleted in its entirety and replaced the following:

          With respect to ING Disciplined LargeCap Fund, ING MidCap Opportunities Fund, and ING SmallCap Opportunities Fund only, in consideration of the services rendered pursuant to Section 2(a)(xi) of this Agreement, the Administrator shall receive an additional fee of $5.00 per year per account of each beneficial holder of shares in the Series, which shall be payable no later than January 31 of the following year.

     2. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     3. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                        ING FUNDS SERVICES, LLC


                                        By: /s/ Robert S. Naka
                                            ------------------------------------
                                            Robert S. Naka
                                            Senior Vice President


                                        ING EQUITY TRUST


                                        By: Todd Modic
                                            ------------------------------------
                                            Todd Modic
                                            Vice President